Structured Asset Trust Unit Repackagings (SATURNS)
Step Up Callable Trust Units Series 2010-02 (BAC) Trust
Receipt of Notice of Intent to Exercise Call Options in Full

CUSIP:  858585AA0
Symbol:  MS20A

FOR IMMEDIATE RELEASE:
December 14, 2012

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Step Up Callable Trust Units Series 2010-02 (BAC) (the “Trust”) (New York Stock Exchange Ticker Symbol “MS20A”), announced today that it has received a notice of intent to exercise 40,000 Call Options representing the right to call $40,000,000 aggregate principal amount of the Bank of America Corporation 5.625% Senior Notes due 2020 (the “Bonds”) held by the Trust, on January 2, 2013 (the “Intended Settlement Date”).  The Call Options with respect to which the notice of intended exercise has been received represent 100% of the outstanding Bonds held by the Trust.  Under the terms of the Call Options, the party exercising the Call Options may rescind its notice of exercise at any time prior to the Intended Settlement Date by providing notice of rescission to the Trust, in which case settlement of such Call Options would not occur and the Call Options would continue in effect and could be exercised on a subsequent date.  If the notice of exercise is not rescinded and settlement of the Call Options actually occurs on the Intended Settlement Date, the Trust Agreement provides that all outstanding Units will be redeemed at par ($1000) plus accrued interest from the available proceeds of the settlement of the Call Options.

Contact:

Step Up Callable Trust Units Series 2010-02 (BAC)
c/o The Bank of New York Mellon
Barclay Street, 7 W
New York, NY 10286
Attn:  Dealing & Trading Unit
Tel: 212-815-2896 / 212-815-5837
Fax: 212-815-2830